SUBSCRIPTION AGREEMENT

Marathon Financial Corporation
4095 Valley Pike
Winchester, VA  22602

Ladies and Gentlemen:

     The undersigned hereby acknowledges receipt of, and certifies having read, the Prospectus dated August 26, 1996 (the "Prospectus"), of Marathon
Financial Corporation (the "Corporation"), and hereby irrevocably subscribes for and agrees to purchase shares of Common Stock of the Corporation at a purchase price of $5.00 per share as indicated in the table below, upon the terms and conditions set forth in the Prospectus. The undersigned hereby irrevocably tenders a check or money order payable to the order of "Marathon Financial Corporation" evidencing payment for all shares subscribed to by the undersigned, subject to the right of the Corporation to reject in whole or in part the subscription specified herein, other than the subscription for shares that can be purchased pursuant to the Subscription Offering (as defined in the Prospectus), and to allot to the undersigned a fewer number of shares than are subscribed for. The undersigned agrees that the subscription and all matters pertaining thereto shall be governed and construed in accordance with the laws of the Commonwealth of Virginia.


                     PLEASE FILL IN APPROPRIATE INFORMATION


A. Basic Subscription Right. Divide the number of shares of Common Stock of the Corporation you beneficially owned on June 24, 1996 by twelve (12) and round up any fraction to the next whole number. This is your Basic Subscription Right. Enter in the space below the number of shares you want to purchase under your Basic Subscription Right. You may subscribe for less than the maximum number of shares allocated to you.


                                ________ Shares


B. Oversubscription Privilege. Subject to the availability of shares and the right of the Corporation to reject any oversubscription request in whole or in part, you may oversubscribe by indicating below the number of shares you wish to purchase in addition to the Basic Subscription Right.


                                ________ Shares


C. Amount Enclosed. Add the number of shares subscribed for in A and B above, and multiply the total by $5.00. Enter the amount below.

                                  $ __________


CHECK OR MONEY ORDER IN THE AMOUNT SET FORTH UNDER C ABOVE SHOULD BE MADE PAYABLE TO THE ORDER OF "MARATHON FINANCIAL CORPORATION"


             The reverse side of this Agreement must be completed.


Signature of Subscriber                   Signature of Subscriber


Address of Subscriber                     Address of Subscriber


Date of Execution                         Date of Execution


Social Security or Taxpayer               Social Security or Taxpayer
  Identification Number                     Identification Number


Telephone Number                          Telephone Number


If shares are to be held jointly, please indicate the form of ownership in which they will be held:

[ ] A. Joint Tenants--(characterized by right of survivorship; when one joint tenant dies, the survivor retains an undivided right in the property no longer subject to the interest of the deceased co-tenant)

[ ] B. Tenants in Common--(no right of survivorship; each owner has a proportionate undivided interest in the property that can be transferred freely; when one tenant dies, the survivor's interest is subject to the interest of the deceased's transferee)

[ ] C. Tenants by the Entirety--(limited to husband and wife; characterized by right of survivorship; cannot be severed by action of one tenant or his/her creditors)

If shares are to be held pursuant to the Uniform Transfer to Minors Act, please indicate below:

[ ] Shares should be registered in the name of                           , as
custodian for                       (name of minor) under the Virginia
Uniform Transfers to Minor Act        (held by custodian on behalf of minor
until minor reaches age 18 (or age 21 if "21" is placed in the blank immediately succeeding "Act"))


                THIS SUBSCRIPTION AGREEMENT MUST BE RECEIVED BY
                          THE CORPORATION BY 5:00 P.M.
                ON SEPTEMBER 24, 1996, OR YOUR RIGHT TO PURCHASE
        SHARES PURSUANT TO THE SUBSCRIPTION OFFERING WILL BE FORFEITED.


               SHARES PURCHASED WILL BE REGISTERED IN THE NAME(S)
          OF THE SUBSCRIBER(S), AND, UNLESS OTHERWISE INDICATED ABOVE,
                      MAILED TO THE ADDRESS LISTED ABOVE.

              Mail or hand deliver this Subscription Agreement to:
                         MARATHON FINANCIAL CORPORATION
                                4095 Valley Pike
                              Winchester, VA 22602
                         Attention: Mr. Donald L. Unger
                           Telephone: (540) 869-6600